Exhibit 16.1

March 11, 2022

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549

Re: South Plains Financial, Inc.
EIN No. 75-2453320

Commissioners:

We have read Item 4.01 of Form 8-K/A of South Plains Financial, Inc. dated March 11, 2022, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Weaver and Tidwell, L.L.P.

Fort Worth, Texas

Weaver and Tidwell, L.L.P.
CPAs AND ADVISORS | WEAVER.COM